Exhibit 99.1

The St. Joe Company Reports First Quarter 2010 Results

Northwest Florida Beaches International Airport to Open on May 23rd

JACKSONVILLE, Fla.--(BUSINESS WIRE)--May 4, 2010--The St. Joe Company (NYSE: JOE) today announced a Net Loss for the first quarter ended March 31, 2010 of $(11.4) million, or $(0.13) per share, compared to a Net Loss of $(12.0) million, or $(0.13) per share, for the first quarter of 2009.

“A positive regional transformation is beginning as we get closer to the opening of the country’s newest international airport,” said St. Joe's President and CEO Britt Greene. “The new airport with service provided by Southwest Airlines and Delta Air Lines significantly improves the accessibility to Northwest Florida, its workforce and its beaches. Our nearly debt free balance sheet, efficient cost structure and more than 300,000 acres of land within 40 miles of the new airport position us to take full advantage of the many opportunities that will arise for decades to come.”

First Quarter Highlights

  Announced the relocation of the Company’s corporate headquarters to its VentureCrossings Enterprise Centre at the new international airport.
  Sold 2.8 acres of commercial land for $0.3 million, or $110,000 per acre.
  Sold 72 acres of rural land for $0.4 million, or over $5,500 per acre.
  Generated $0.6 million of revenue from the sale of 9 mitigation bank credits.
  Generated $0.5 million of revenue from the sale of 6 residential homesites.

Northwest Florida Beaches International Airport

The new Northwest Florida Beaches International Airport, which will open on May 23rd, is the first international airport built in the United States in the last 15 years. St. Joe donated 4,000 acres within its 75,000-acre West Bay Sector Plan, a large mixed-use master-planned development located in Bay County, for the construction of the new airport.

St. Joe and Southwest Airlines have entered into a strategic alliance providing for low-fare air service to the new airport. Southwest Airlines will commence service with two daily non-stop flights between the new airport and each of Houston, Nashville, Orlando and Baltimore-Washington DC. In addition to the eight daily non-stop flights, Southwest Airlines will offer direct or connecting service to more than 60 other destinations in the Unites States. Delta Air Lines, which has served the existing airport for many years, has announced that it will expand its service to the region with larger aircraft upon the opening of the new airport.

VentureCrossings Enterprise Centre

In April, St. Joe launched VentureCrossings Enterprise Centre at West Bay, Florida. VentureCrossings, one of the nation's largest, most unique office, retail, hotel and industrial developments, encompasses the first 1,000 acres to be developed by St. Joe within the 75,000-acre West Bay Sector Plan adjacent to the new airport.

VentureCrossings includes approximately 100 acres designated for retail, office and hotel uses, approximately 300 acres for light industrial uses, and approximately 600 acres for manufacturing, distribution and logistics companies seeking "through the fence" access to the new airport's 10,000-foot runway.

Within VentureCrossings, St. Joe is developing an approximately 60,000 square foot Class A multi-tenant office building with construction beginning later this year. The Company will relocate its corporate headquarters, currently in Jacksonville, Florida, to this multi-tenant building by the summer of 2011. Also within VentureCrossings, St. Joe is developing an approximately 35,000 square foot light industrial building with construction beginning later this year.

St. Joe has engaged CB Richard Ellis Group, Inc., the world’s largest commercial real estate services firm, to help attract VentureCrossings’ first retail, office and industrial occupants. Marketing and pre-leasing activity is underway.

Liquidity and Balance Sheet

At March 31, 2010, St. Joe had cash of $152.6 million, pledged treasury securities of $26.7 million and debt of $39.2 million, $26.7 million of which is defeased debt. The majority of the Company's tax receivable of $64.9 million is expected to be received in the second half of 2010. St. Joe's $125 million revolving credit facility remained undrawn at March 31, 2010.

"With virtually no debt, streamlined operations and our announced relocation that will consolidate our corporate offices at the heart of our vast land holdings, we are well positioned to pursue the opportunities that will contribute to building shareholder value for many years in the future," said William S. McCalmont, St. Joe’s Executive Vice President and CFO.

Capital expenditures for the first quarter of 2010 were $1.6 million, compared to $5.5 million for the same period in 2009, a reduction of 71 percent. In addition, St. Joe incurred cash overhead costs of $12.4 million during the quarter, compared to $17.3 million for the first quarter last year, a 28 percent reduction.

Land Holdings and Land Use Entitlements

On March 31, 2010, St. Joe owned approximately 577,000 acres, concentrated primarily in Northwest Florida. Approximately 405,000 acres, or 70 percent of the Company's total land holdings, are within 15 miles of the coast of the Gulf of Mexico.

On March 31, 2010, St. Joe's land-use entitlements in hand or in process totaled approximately 31,600 residential units and approximately 11.6 million square feet of commercial space, as well as an additional 646 acres with land-use entitlements for commercial uses.

FINANCIAL DATA ($ in millions except per share amounts) Consolidated Statements of Operations

	Quarter Ended March 31,
	2010	2009
Revenues
Real estate sales	$1.8	$8.5
Resort and club revenues	4.6	4.6
Timber sales	6.4	6.2
Other revenues	0.5	0.8
Total revenues	13.3	20.1
Expenses
Cost of real estate sales	$0.6	$4.1
Cost of resort and club revenues	6.5	6.5
Cost of timber sales	4.4	4.4
Cost of other revenues	0.4	0.6
Other operating expenses	8.0	11.2
Corporate expense, net	5.4	8.3
Restructuring charge	1.5	--
Impairment losses	0.1	1.5
Depreciation and amortization	3.5	3.8
Total expenses	30.4	40.4
Operating loss	(17.1)	(20.3)
Other income (expense)	(0.5)	1.1
Pretax loss from continuing operations	(17.6)	(19.2)
Income tax (expense) benefit	6.6	7.2
Equity (loss) in income of unconsolidated affiliates	(0.4)	--
Discontinued operations, net of tax	--	(0.2)
Net loss	(11.4)	(12.1)
Less: Net loss attributable to non-controlling interest	--	0.1
Net loss attributable to The St. Joe Company	$(11.4)	$(12.0)
Net loss per share	$(0.13)	$(0.13)

Weighted average shares outstanding	91,402,401	91,210,654

Revenues by Segment

	Quarter Ended March 31,
	2010	2009
Residential
Real estate sales	$0.5	$4.0
Resort and club revenues	4.6	4.6
Other revenues	0.4	0.7
Total Residential	$5.5	$9.3
Commercial
Real estate sales	0.3	0.3
Rental revenues	0.1	0.1
Total Commercial	0.4	0.4
Rural Land sales	1.0	4.2
Forestry sales	6.4	6.2
Total revenues	$13.3	$20.1

Summary Balance Sheet

	March 31, 2010	December 31, 2009
Assets
Investment in real estate	$747.3	$749.5
Cash and cash equivalents	152.6	163.8
Notes receivable	11.0	11.5
Pledged treasury securities	26.7	27.1
Prepaid pension asset	43.0	42.3
Property, plant and equipment, net	14.4	15.3
Tax receivable	64.9	62.4
Other assets	26.7	26.2
Total assets	$1,086.6	$1,098.1

Liabilities and Equity
Debt	$39.2	$39.5
Accounts payable, accrued liabilities	106.9	$105.0
Deferred income taxes	50.9	57.3
Total liabilities	$197.0	$201.8
Total equity	889.6	896.3
Total liabilities and equity	$1,086.6	$1,098.1

Debt Schedule

	March 31, 2010	December 31, 2009
Defeased debt	$26.7	$27.1
Community Development District debt	12.5	12.4
Total debt	$39.2	$39.5

Cash Overhead

	Quarter Ended March 31,
	2010	2009

Other operating expenses	$8.0	$11.2
Corporate expense	5.4	8.3
Total GAAP overhead	$13.4	$19.5
Plus overhead capitalized	0.3	0.6
Less non-cash overhead	(1.3)	(2.8)
Total cash overhead	$12.4	$17.3

Cash overhead is a non-GAAP financial measure. We believe this information is useful to investors in understanding the underlying operational performance of the Company, its business and performance trends. Specifically, we believe that the reduction in total cash overhead shows investors the cash savings achieved by management through various restructuring initiatives. Although we believe disclosure of total cash overhead enhances investors’ understanding of our business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP basis financial measures.

Other Operating and Corporate Expenses ($ in millions)

	Quarter Ended March 31,
	2010	2009
Employee costs	$5.8	$7.9
Non-cash stock compensation costs	1.5	3.0
Property taxes and insurance	2.8	4.2
Marketing and homeowner association cost	1.3	1.0
Occupancy, repairs and maintenance	1.0	1.9
Professional fees	1.2	2.1
Other	0.6	0.4
Pension expense (income)	(0.5)	(0.4)
Capitalized costs	(0.3)	(0.6)
Total other operating and corporate expense	$13.4	$19.5

Conference Call Information

On May 4, 2010, at 10:30 a.m. (EDT), St. Joe will host a conference call to review the Company’s results for the first quarter ended March 31, 2010.

If you wish to participate in the call, please phone 888.208.1711 (for domestic calls) or 913.312.0411 (for international calls) approximately ten minutes before the scheduled start time. You will be asked for a Confirmation Code which is: 9974152. St. Joe will also webcast the conference call in a listen-only format on the Company’s website.

On the afternoon of the call, you may access a replay of the call by phoning 888.203.1112 (for domestic calls) or 719.457.0820 (for international calls) using access code 9974152. Access to the replay will be available until 11:59 PM (EDT) on May 8, 2010. A webcast archive of the conference call will be posted to the Company’s website approximately 90 minutes following the call and will be available until May 11, 2010.

About St. Joe

The St. Joe Company, a publicly held company currently based in Jacksonville, is one of Florida's largest real estate development companies and Northwest Florida's largest private landowner. St. Joe is primarily engaged in real estate development and sales, with significant interests in timber. More information about the Company can be found on its website at www.joe.com.

Forward-Looking Statements

We have made forward-looking statements in this release pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts are forward-looking statements. You can find many of these forward-looking statements by looking for words such as “intend”, “anticipate”, “believe”, “estimate”, “expect”, “plan”, “should”, “forecast” or similar expressions. In particular, forward-looking statements include, among others, statements about the following:

  future operating performance, revenues, earnings and cash flows;
  future residential and commercial demand, opportunities and entitlements;
  development approvals and the ability to obtain such approvals, including possible legal challenges;
  the number of units or commercial square footage that can be supported upon full build out of a development;
  the number, price and timing of anticipated land sales or acquisitions;
  estimated land holdings for a particular use within a specific time frame;
  the levels of resale inventory in our developments and the regions in which they are located;
  the development of relationships with strategic partners, including commercial developers and homebuilders;
  future amounts of capital expenditures;
  the amount and timing of future tax refunds;
  timeframes for future construction and development activity; and
  the projected completion, opening, operating results and economic impact of the new Northwest Florida Beaches International Airport, as well as the timing and availability of air service at the new airport.

Forward-looking statements are not guarantees of future performance. You are cautioned not to place undue reliance on any of these forward-looking statements. These statements are made as of the date hereof based on our current expectations, and we undertake no obligation to update the information contained in this release. New information, future events or risks may cause the forward-looking events we discuss in this release not to occur.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include the risk factors described in our annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as, among others, the following:

  a continued downturn in the real estate markets in Florida and across the nation;
  a continued crisis in the national financial markets and the financial services and banking industries;
  a continued decline in national economic conditions;
  economic conditions in Northwest Florida, Florida as a whole and key areas of the southeastern United States that serve as feeder markets to our Northwest Florida operations;
  availability of mortgage financing, increases in foreclosures and increases in interest rates;
  changes in the demographics affecting projected population growth in Florida, including the demographic migration of Baby Boomers;
  the inability to raise sufficient cash to enhance and maintain our operations and to develop our real estate holdings;
  an event of default under our credit facility or the restructuring of such debt on terms less favorable to us;
  possible future write-downs of the book value of our real estate assets and notes receivable;
  the termination of sales contracts or letters of intent due to, among other factors, the failure of one or more closing conditions or market changes;
  the failure to attract homebuilding customers for our developments, or their failure to satisfy their purchase commitments;
  the failure to attract desirable strategic partners, complete agreements with strategic partners and/or manage relationships with strategic partners going forward;
  natural disasters, including hurricanes and other severe weather conditions, and the impact on current and future demand for our products in Florida;
  whether our developments receive all land-use entitlements or other permits necessary for development and/or full build-out or are subject to legal challenge;
  local conditions such as the supply of homes and homesites and residential or resort properties or a decrease in the demand for real estate in an area;
  timing and costs associated with property developments;
  the pace of commercial and economic development in Northwest Florida;
  competition from other real estate developers;
  decreases in pricing of our products and the related profit margins;
  increases in operating costs, including real estate taxes and the cost of construction materials;
  changes in the amount or timing of federal and state income tax liabilities resulting from either a change in our application of tax laws, an adverse determination by a taxing authority or court, or legislative changes to existing laws;
  the failure to realize significant improvements in job creation and public infrastructure in Northwest Florida, including the expected economic impact of the new Northwest Florida Beaches International Airport;
  the failure of Southwest Airlines to commence service upon the opening of the new airport, or the subsequent reduction or termination of such service;
  potential liability under environmental laws or other laws or regulations;
  changes in laws, regulations or the regulatory environment affecting the development of real estate;
  potential liability relating to construction defects;
  fluctuations in the size and number of transactions from period to period;
  the prices and availability of labor and building materials;
  increases in homeowner insurance rates and deductibles for property in Florida, particularly in coastal areas, and decreases in the availability of property insurance in Florida;
  high property tax rates in Florida, and future increases in such rates;
  significant tax payments arising from any acceleration of deferred taxes;
  possible negative effects from oil or natural gas drilling in the Gulf of Mexico (especially if permitted off the coast of Northwest Florida), including the adverse impact of the sizable oil spill off the coast of Louisiana;
  increases in gasoline prices; and
  acts of war, terrorism or other geopolitical events.

The foregoing list is not exhaustive and should be read in conjunction with other cautionary statements contained in our periodic and other filings with the Securities and Exchange Commission.

© 2010, The St. Joe Company. “St. Joe,” “VentureCrossings” and the "Taking Flight" design are service marks of The St. Joe Company.

CONTACT:
The St. Joe Company
Investor Contact:
David Childers, 904-301-4302
dchilders@joe.com
or
Media Contact:
ICR, LLC.
James McCusker, 203-682-8245
jmccusker@icrinc.com